OWNERSHIP INTERESTS PLEDGE
AND SECURITY AGREEMENT

between

ANTHRACITE CAPITAL, INC.,
as pledgor

and

BLACKROCK HOLDCO 2, INC.,
as lender

Dated as of March 7, 2008

Table of Contents

1.	GRANT OF SECURITY INTEREST	1
2.	COLLATERAL	1
3.	OBLIGATIONS	1
4.	WARRANTIES AND REPRESENTATIONS	2
5.	PLEDGOR’S AGREEMENTS	2
6.	EVENTS OF DEFAULT	5
7.	REMEDIES AFTER EVENT OF DEFAULT	6
8.	ACTIONS BY LENDER IN RESPECT OF THE COLLATERAL	6
9.	NATURE OF LENDER’S RIGHTS AND REMEDIES	7
10.	PLEDGOR’S CONSENT AND WAIVER	7
11.	LENDER MAY ASSIGN	8
12.	LIMITS ON LENDER’S DUTIES	8
13.	RELEASE; TERMINATION	8
14.	MISCELLANEOUS	9
15.	WAIVER OF JURY TRIAL	10

Index of Defined Terms

Agreement	1
Anti-Money Laundering Laws	5
Collateral	1
Credit Agreement	1
Event of Default	5
Legal Requirements	4
Lender	1
Obligations	1
Pledge and Security Agreement	1
Pledged Interests	1
Pledgor	1
Rights and Remedies	7

i

OWNERSHIP INTERESTS PLEDGE AND SECURITY AGREEMENT

This agreement (the “Pledge and Security Agreement” or “Agreement”) is delivered as of March 7th, 2008 by ANTHRACITE CAPITAL, INC., a Maryland corporation, having an address c/o BlackRock Financial Management, Inc., 40 East 52nd Street, New York, New York 10022 (“Pledgor”), in favor of BLACKROCK HOLDCO2, INC., a Delaware corporation, having an address c/o BlackRock, Inc., 40 East 52nd Street, New York, NY 10022 (the “Lender”), pursuant to the terms of that certain Credit Agreement (the “Credit Agreement”), dated of even date hereof, from Pledgor, as borrower, to Lender. Capitalized terms used herein that are not otherwise specifically defined herein shall have the same meanings herein as in the Credit Agreement.

1. GRANT OF SECURITY INTEREST.

Pledgor does hereby pledge, assign, transfer, grant and deliver to Lender, a continuing first priority security interest in the Collateral (as hereinafter defined) to secure the payment and performance in full of the Obligations.

2. COLLATERAL.

The term “Collateral” shall mean and include the following property, wherever located:

2.1 all of Pledgor’s right, title and interest (including, without limitation, Pledgor’s voting rights) in the investments described on Exhibit A as “Pledged Interests” (all interests in the Collateral pursuant to this Section 2.1 or Section 2.2 are referred to herein as “Pledged Interests”), as updated by the parties hereto from time to time;

2.2 all certificates or other instruments, if any, representing a Pledged Interest;

2.3 all Pledgor’s income, cash flow, rights of distribution (whether in cash, property or equity interests), dividends, interest, proceeds, accounts, fees, profits, rights of redemption or other rights to payment which in any way relate to or arise out of the Pledged Interests; and

2.4 all rights of access arising from the Pledged Interests to books, records, information and electronically stored data relating to any of the foregoing.

3. OBLIGATIONS.

The term “Obligations” shall mean all now existing or hereafter arising obligations of Pledgor to Lender, whether primary or secondary, direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not, liquidated or unliquidated, arising by operation of law or otherwise under any Credit Document whether for principal, interest, fees, expenses or otherwise, together with all costs of collection or enforcement, including, without limitation, reasonable attorneys’ fees incurred in any collection efforts or in any action or proceeding.

4. WARRANTIES AND REPRESENTATIONS.

Pledgor warrants and represents to, and agrees with, Lender that:

4.1 Pledgor is the owner of the Collateral free and clear of all pledges, liens, security interests and other encumbrances of every nature whatsoever, except for any such liens or encumbrances in favor of Lender;

4.2 Pledgor has the full right, power and authority to pledge the Collateral and to grant the security interest in the Collateral as herein provided;

4.3 There are no restrictions on, or consents required with respect to, the transfer of the Collateral to Lender hereunder, or with respect to any subsequent transfer thereof or realization thereupon by Lender;

4.4 Each Pledged Interest listed on Exhibit A is as described and set forth on Exhibit A attached hereto and made a part hereof;

4.5 Pledgor has delivered to Lender true and complete copies of the organizational documents of each of the entities listed on Exhibit A and, as of the date hereof, the same have not been further amended or modified in any respect whatsoever;

4.6 All of the warranties and representations made by or in respect of Pledgor under the Credit Agreement are true and accurate;

4.7 The execution, delivery and performance of this Agreement by Pledgor does not and shall not result in the violation of any mortgage, indenture, material contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which Pledgor is subject, or by which it or any of its property is bound; and

4.8 This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with the terms hereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors.

4.9 The grant of the security interest in the Collateral, combined with the filing of financing statements, the execution of assignments and/or possession of the Collateral, each as appropriate, is effective to vest in Lender a valid and perfected first priority security interest in and to the Collateral as set forth herein.

5. PLEDGOR’S AGREEMENTS.

Pledgor agrees so long as any of the Obligations remain outstanding that:

5.1 Pledgor shall execute all such instruments, documents and papers, and will do all such acts as Lender may reasonably request from time to time to carry into effect the provisions and intent of this Agreement including, without limitation, the execution of stop-transfer orders, stock powers, notifications to obligors on the Collateral, the providing of notification in connection with book-entry securities or general intangibles, and the providing of instructions to the issuers of uncertificated securities, and will do all such other acts as Lender may reasonably request with respect to the perfection and protection of the pledge and security interests granted herein and the assignments effected hereby including, without limitation, the execution and delivery of any amendments to this Agreement to evidence the investments or portions thereof included in the Collateral, and authorizes Lender at any time and from time to time to file UCC financing statements, continuation statements, and amendments thereto describing the Collateral without the signature of Pledgor;

5.2 Except for any liens or encumbrances in favor of the Lender, Pledgor shall keep the Collateral free and clear of all liens, encumbrances, attachments, security interest pledges and charges;

5.3 Pledgor shall not transfer the Collateral or any direct or indirect interest therein to any other person, except as specifically permitted by the Credit Agreement;

5.4 Pledgor shall deliver to Lender, if and when received by Pledgor, any item representing or constituting any of the Collateral. If under any circumstance whatsoever any proceeds should be paid to or come into the hands of Pledgor, Pledgor shall hold the same in trust for immediate delivery to Lender to be held as additional Collateral;

5.5 Except as permitted by this Agreement, Pledgor shall not exercise any right with respect to the Collateral which would materially dilute or materially adversely affect Lender’s security interest in the Collateral;

5.6 Pledgor shall not, without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, vote the Collateral in favor of or consent to any resolution or action which does or might:

5.6.1 impose any additional restrictions upon the sale, transfer or disposition of the Collateral other than restrictions, if any, the application of which is waived to the full satisfaction of Lender as to the Collateral; or

5.6.2 result in the issuance of any additional interest in any of the investment entities listed on Exhibit A, or of any class of security, which issuance could reasonably be expected to materially adversely affect the value of the Collateral;

5.6.3 vest additional powers, privileges, preferences or priorities in any other class of interest in any of the investment entities listed on Exhibit A to the material detriment of the value of or rights accruing to the Collateral; or

5.6.4 cause the Collateral to become certificated, or opt in to the regime of security interest perfection governed by Article 8 of the uniform commercial code.

5.7 Pledgor shall not enter into or consent to any amendment or modification of or with respect to the governing documents of any of the investment entities listed on Exhibit A which could reasonably be expected to materially adversely affect the value of the Collateral without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld, conditioned or delayed;

5.8 Insofar as the same may be material or significant to Lender’s interests, Pledgor shall perform in all material respects all of its obligations as a partner, member or shareholder of each of the investment entities listed on Exhibit A and shall enforce, to the extent provided for it in the governing documents of such entities all of the obligations of the other shareholders, partners or members of such entity;

5.9 Pledgor shall not itself or on behalf of any investment entities listed on Exhibit A take any action which would cause or result in a violation of any provisions of the Credit Documents;

5.10 Pledgor shall take all such actions as may be necessary or desirable in order to insure that all of the Obligations of Pledgor under the Credit Documents are punctually and faithfully paid and performed in the manner provided for therein;

5.11 Pledgor shall, with reasonable promptness, but in all events within 3 Business Days after it has actual knowledge thereof, notify Lender in writing of the occurrence of any act, event or condition which Pledgor, in its good faith determination, believes constitutes a default or Event of Default under any of the Credit Documents, specifying the nature and existence thereof. Such notification shall include a written statement of any remedial or curative actions which Pledgor proposes to undertake to cure or remedy such default or Event of Default;

5.12 Restrictions on Liens. Pledgor shall not, without the prior written consent of Lender (which consent may be withheld in Lender’s sole discretion) (a) further encumber the Pledged Interests; (b) alter in a material way the character or conduct of its business from that conducted as of the date hereof; (c) dissolve, terminate or liquidate, nor merge or consolidate with any other person;

5.13 Place for Records, Inspection. Pledgor shall maintain all of its business records at the address specified at the beginning of this Agreement. Upon reasonable prior notice and at reasonable times during normal business hours, Lender shall have the right (through such agents or consultants as Lender may designate) to make copies of and abstracts from Pledgor’s books of account, correspondence and other records and to discuss its financial and other affairs with any of its investors and any accountants hired by Pledgor;

5.14 Expenses. Pledgor shall pay all costs and expenses reasonably incurred by Lender in connection with the enforcement of Lender’s rights under the Credit Documents, including, without limitation, reasonable third party costs and expenses, including reasonable legal fees and disbursements, appraisal fees, inspection fees, plan review fees, travel costs, fees and out-of-pocket costs of consultants. Pledgor’s obligations to pay such costs and expenses shall include, without limitation, all reasonable attorneys’ fees and other costs and expenses reasonably incurred for preparing and conducting litigation or dispute resolution arising from any breach by Pledgor of any covenant, warranty, representation or agreement under any Loan Document;

5.15 Compliance with Legal Requirements. Pledgor shall comply, in all material respects with all laws, rules, regulations, orders and decrees (including without limitation environmental laws) applicable to it, or to its properties (“Legal Requirements”). In furtherance of the foregoing and not in limitation thereof, Pledgor hereby agrees to provide Lender with any additional information that Lender reasonably requests from time to time in order to ensure compliance by Pledgor with all applicable Anti-Money Laundering Laws. The term “Anti-Money Laundering Laws” shall mean the USA Patriot Act of 2001, the Bank Secrecy Act, and Executive Order 13224 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and any similar Legal Requirements;

5.16 Insurance. Pledgor will maintain with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent;

5.17 Taxes. Pledgor will pay or cause to be paid taxes, assessments and other governmental charges payable by it and file all returns and reports relating thereto before the same become delinquent including, without limitation, upon its income or profits. Promptly upon request by Lender, Pledgor will provide evidence of the payment of such taxes, assessments and other governmental charges in the form of receipted tax bills or other form reasonably acceptable to Lender, or evidence of the existence of applicable contests as permitted herein; and

5.18 Existence of Pledgor, Maintenance of REIT Status. Pledgor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland corporation. Pledgor will do all things commercially reasonable, to maintain its status as a real estate investment trust and not take any action which could lead to its disqualification as a real estate investment trust.

6. EVENTS OF DEFAULT.

6.1 The occurrence of any one or more Events of Default under the Credit Agreement shall constitute an event of default (“Event of Default”) under this Agreement and upon the occurrence and during the continuance of any Event of Default, Lender may exercise any one or more of the rights and remedies as hereinafter set forth or as set forth and provided for in each of the other Credit Documents.

6.2 Prior to the occurrence of an Event of Default, and after the cure of such Event of Default (if cured prior to an acceleration of the Final Maturity Date by Lender) and the reimbursement by Pledgor of all expenses incurred by Lender resulting from such Event of Default, Pledgor shall be entitled to exercise any and all rights to receive cash dividends and distributions, consent, vote, approve, elect, determine, consult, propose, agree, and all other rights or prerogatives, if any, pertaining to the Collateral or any part thereof, to the extent permitted under the terms of the Credit Agreement and other Credit Documents, in a way not adverse to Lender’s interest in the Collateral.

7. REMEDIES AFTER EVENT OF DEFAULT.

7.1 Upon the occurrence and during the continuance of any Event of Default, and at any time Lender shall have all of the rights and remedies of a secured party upon default under the Uniform Commercial Code as adopted in the State of New York, in addition to which Lender may sell or otherwise dispose of the Collateral or any portion thereof and/or enforce and collect the Collateral or any portion thereof (including, without limitation, the liquidation of debt instruments or securities and the exercise of conversion rights with respect to convertible securities, whether or not such instruments or securities have matured, and whether or not any penalties or other charges are imposed on account of such action) for application towards (but not necessarily in complete satisfaction of) the Obligations. The proceeds of any such collection or of any such sale or other disposition of the Collateral, or any portion thereof shall be applied as Lender shall determine. Pledgor shall remain liable to Lender for any deficiency remaining following such application. Any surplus remaining after payment in full of all Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

7.2 Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event Lender shall give Pledgor such notice as may be practicable under the circumstances), Lender shall give Pledgor at least the minimum notice required by law of the date, time and place of any public sale thereof, or of the time after which any private sale or any other intended disposition is to be made.

7.3 Pledgor acknowledges that any exercise by Lender of Lender’s rights upon an Event of Default will be subject to compliance by Lender with the applicable statutes, regulations, ordinances, directives and orders of any federal, state, municipal or other governmental authority including, without limitation, any of the foregoing which may restrict the sale or disposition of securities. Lender in its sole discretion, but in good faith, at any such sale or in connection with any such disposition may restrict the prospective bidders or purchasers as to the nature of business, investment intention, or otherwise, including, without limitation, a requirement that the persons making such purchases represent and agree to the satisfaction of Lender that they are purchasing the Collateral, or some portion thereof, for their own account, for investment and not with a view towards the distribution or a sale thereof, or that they otherwise fall within some lawful exemption from registration under applicable laws.

8. ACTIONS BY LENDER IN RESPECT OF THE COLLATERAL.

Pledgor hereby appoints Lender, or any agent designated by Lender, as the attorney-in-fact of Pledgor after an Event of Default has occurred and is continuing to: (a) endorse in favor of Lender any of the Collateral; (b) cause the transfer of any of the Collateral in such name as Lender may from time to time determine; (c) renew, extend or roll over any Collateral; (d) make, demand and initiate actions to enforce any of the Collateral or rights therein; and (e) file financing statements, continuation statements, and amendments thereto describing the Collateral without the signature of Pledgor.

Lender may take such action with respect to the Collateral as Lender may reasonably determine to be necessary to protect and preserve its interest in the Collateral. Lender shall also have and may exercise at any time after an Event of Default has occurred and is continuing all rights, remedies, powers, privileges and discretions of Pledgor with respect to and under the Collateral. The within designation and grant of power of attorney is coupled with an interest and is irrevocable until this Pledge and Security Agreement is terminated by a written instrument executed by a duly authorized officer of Lender or until all Obligations have been paid or fulfilled and the obligation of Lender to make Loans under the Credit Agreement has terminated. The power of attorney under this Section 8 shall not be affected by subsequent disability or incapacity of Pledgor. Lender shall not be liable for any act or omission to act pursuant to this Section 8, except for any act or omission to act which constitutes gross negligence or willful misconduct.

9. NATURE OF LENDER’S RIGHTS AND REMEDIES.

The rights, remedies, powers, privileges and discretions of Lender hereunder (collectively, the “Rights and Remedies”) shall be cumulative and not exclusive of any rights, remedies, powers, privileges or discretions which it may otherwise have. No delay or omission by Lender in exercising or enforcing any of the Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by Lender of any default or any Event of Default or of any default under any other Loan Document shall operate as a waiver of any other default or Event of Default or of any other default under any Loan Document. No exercise of any Rights and Remedies shall preclude any other exercise of the Rights and Remedies. No waiver by Lender of any of the Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion nor shall it be deemed a continuing waiver. All Rights and Remedies and all of Lender’s rights, remedies, powers, privileges and discretions under any other agreement or transaction in respect of the Collateral are cumulative and not alternative or exclusive and may be exercised by Lender at such time or times in such order of preference as Lender in its sole and absolute discretion may determine.

10. PLEDGOR’S CONSENT AND WAIVER.

Pledgor hereby agrees that Lender may enforce its rights as against Pledgor or the Collateral, or as against any other party liable for the Obligations, or as against any other collateral given for any of the Obligations, in any order or in such combination as Lender may in its sole discretion determine, and Pledgor hereby expressly waives all suretyship defenses and defenses in the nature thereof, agrees to the release or substitution of any Collateral hereunder or otherwise, and consents to each and all of the terms, provisions and conditions of the other Credit Documents. Pledgor further: (a) waives presentment, demand, notice and protest with respect to the Obligations and the Collateral; (b) waives any delay on the part of Lender; (c) assents to any indulgence or waiver which Lender may grant or give any other person liable or obliged to Lender for or on account of the Obligations; (d) authorizes Lender to alter, amend, cancel, waive or modify any term or condition of the obligations of any other person liable or obligated to Lender for or on account of the Obligations without notice to or further consent from Pledgor; (e) agrees that no release of any property securing the Obligations shall affect the rights of Lender with respect to the Collateral hereunder which is not so released; and (f) to the fullest extent that is permitted by applicable law, waives the right to notice and/or hearing, it might otherwise be entitled thereto, prior to Lender’s exercising the Rights and Remedies upon an Event of Default.

11. LENDER MAY ASSIGN.

Pledgor agrees that upon any sale or transfer by Lender of the Credit Documents and the indebtedness evidenced thereby that is permitted under the Credit Agreement, Lender may deliver the Collateral disposed of as part of such a sale or transfer to the purchaser or transferee, who shall thereupon become vested with all powers and rights given to Lender in respect thereto, and Lender shall be thereafter forever relieved and fully discharged from any liability or responsibility in connection therewith.

12. LIMITS ON LENDER’S DUTIES.

Lender shall not have any duty as to the collection or protection of the Collateral, or any portion thereof, or any income or distribution thereon, beyond the safe custody of such Collateral as may come into the actual possession of Lender and the accounting for monies actually received by Lender hereunder, and Lender shall not have any duty as to the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession of such Collateral is accorded treatment equal to that which it accords its own property. Nothing in this Agreement shall be construed as an undertaking by Lender of any of the liabilities or obligations of Pledgor as pledgor or any other shareholder, member or partner of any of the investment entities listed on Exhibit A, including but not limited to, the obligation to make contributions to capital or the obligation to make any other payment to, for or on behalf of Pledgor. Lender’s rights and obligations in respect of the Pledged Interests are those only of a secured party under New York law.

13. RELEASE; TERMINATION.

Upon the indefeasible payment in full of all Obligations and the termination or expiration of any obligation of Lender to make Loans under the Credit Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such payment and termination or expiration, Lender will, at Pledgor’s sole expense, deliver to Pledgor all certificates and instruments, if any, evidencing the Collateral held by Lender hereunder, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. In the event that for any reason the payment in full of all Obligations under the Credit Agreement shall be held invalid or shall be voided for any reason, then the foregoing release shall be automatically revoked without further action of the parties hereto and the security interest granted hereby shall be automatically reinstated and remain in force, nunc pro tunc.

14. MISCELLANEOUS.

14.1 Independent Remedies. Lender’s Rights and Remedies may be exercised without resort to or regard to any other source of satisfaction of the Obligations.

14.2 Successors and Assigns. All of the agreements, obligations, undertakings, representations and warranties herein made by Pledgor shall inure to the benefit of Lender and its respective successors and assigns and shall bind Pledgor and its successors and assigns.

14.3 Entire Agreement. This Agreement and all other instruments executed in connection herewith constitute the entire agreement between Pledgor and Lender pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties pertaining to the subject matter hereof.

14.4 Modifications. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver and, if such party be Lender, then by a duly authorized officer thereof.

14.5 Captions. Captions in this Agreement are intended solely for convenience and shall not be deemed to affect the meaning or construction of any provision hereof.

14.6 Severability. Each provision hereof shall be enforceable to the fullest extent permitted by applicable law. The invalidity and unenforceability of any provision(s) hereof shall not impair or affect any other provision(s) hereof which are valid and enforceable.

14.7 Counterparts. This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such agreement is sought.

14.8 Notices. Any demand, notice or request by either party to the other shall be given in the manner provided therefor in the Credit Agreement.

14.9 Conflicts. In the event of any conflict between the provisions of this Agreement and the Credit Agreement, the Credit Agreement shall govern.

14.10 Governing Law. This Agreement shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law.

14.11 No Partnership. The relationship between Pledgor and Lender shall be only of creditor-debtor and no relationship of agency, partner or joint- or co-venturer shall be created by or inferred from this Agreement or the other Credit Documents. Grantor shall indemnify, defend, and save Lender harmless from any and all claims asserted against Lender as being the agent, partner, or joint-venturer of Pledgor.

14.12 Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other Person, then Lender shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of Lender’s rights and remedies hereunder.

15. WAIVER OF JURY TRIAL.

EXCEPT AS PROHIBITED BY LAW, PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

[Signature pages attached]

This Pledge and Security Agreement has been executed and delivered as an instrument under seal as of the 7th day of March, 2008.

PLEDGOR:

ANTHRACITE CAPITAL, INC., a Maryland corporation

By:	/s/ Richard Shea
Name: Richard Shea Title: Chief Operating Officer & President

LENDER:

BLACKROCK HOLDCO 2, INC., a Delaware corporation

By:	/s/ Ann Marie Petach
Name: Ann Marie Petach Title: Managing Director

EXHIBIT A

Pledged Interests